UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

JMAR Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10905 Technology Place, San Diego, CA 92127
(Address of principal executive offices, including zip code)

(858) 946-6800
(Registrant’s telephone number including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.02   Compensatory Arrangements of Certain Officers.

 (e)           On July 10, 2008, the Company’s Board of Directors approved the grant of a total of 1,050,000 shares of the Company’s Common Stock to three new JMAR employees under the 2006 Equity Incentive Plan. These shares are restricted shares which vest 50% on July 10, 2009 and 50% on July 10, 2010 and are subject to forfeiture if the employee's employment terminates before vesting. The Company’s Board of Directors also approved the grant of a total of 20,000,000 options to purchase shares of the Company’s Common Stock to executive officers and directors and certain employees.  The executive officers and directors were awarded the following number of options:  Directors: Charles Dickinson (2,000,000 options), J. Paul Gilman (1,000,000 options), James B. McCarthy (1,000,000 options), and Richard J. Naughton (1,000,000 options); Executive Officers: C. Neil Beer (5,500,000 options) David G. Wessing (3,000,000 options) and Edward C. Hall (2,000,000 options).  These options have an exercise price of $0.12 per share, vest 50% on July 10, 2009 and 50% on July 10, 2010 and are subject to forfeiture if the employee's employment or director’s membership on the board terminates before vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JMAR TECHNOLOGIES, INC.
Date: July 28, 2008
	By:	/s/ C. Neil Beer
	Name:	C. Neil Beer
	Title:	Chief Executive Officer

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